Exhibit 3.1

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SANDISK CORPORATION

a Delaware corporation

The undersigned, Judy Bruner and James F. Brelsford, hereby certify that:

ONE: They are the duly elected and acting Executive Vice President, Administration and Chief Financial Officer and Secretary, respectively, of said corporation.

TWO: The Amended and Restated Certificate of Incorporation of said corporation, filed on November 13, 1995, as amended by the Certificate of Designation of said corporation, filed on April 24, 1997, as amended by the Certificate of Amendment of said corporation filed on December 13, 1999, as amended by the Certificate of Amendment of said corporation filed on July 27, 2000, as amended by the Certificate of Designation of said corporation filed on September 24, 2003 and as amended by the Certificate of Amendment of said corporation filed on May 26, 2006 shall be amended as set forth in this Certificate of Amendment.

THREE: Section C.4. of ARTICLE IV of the Amended and Restated Certificate of Incorporation is amended to read in its entirety as follows:

“4. Voting Rights. The holders of shares of Common Stock shall be entitled to vote on all matters at all meetings of stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock entitled to vote at such meeting.”

FOUR: The foregoing Certificate of Amendment has been duly approved by the Board of Directors of the corporation.

FIVE: The foregoing Certificate of Amendment has been duly approved by the requisite number of shares of the corporation in accordance with Section 242 of the Delaware General Corporation Law. The total number of shares entitled to vote with respect to the foregoing amendment was 226,856,067 shares of Common Stock. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock. No shares of Preferred Stock are outstanding.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment on May 27, 2009.

/s/ Judy Bruner
Judy Bruner Executive Vice President, Administration and Chief Financial Officer

/s/ James F. Brelsford
James F. Brelsford Secretary